UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

POWERMEDCHAIRS
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

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4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF YUMMY FLIES, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

POWERMEDCHAIRS

8221 E. Washington Street

Chagrin Falls, OH 44023

(440) 543-4645

INFORMATION STATEMENT

(Preliminary)

April 25, 2017

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of PowerMedChairs:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of PowerMedChairs, a Nevada corporation (the “Company”), to notify the Stockholders that on April 25, 2017, the Company received the written consent in lieu of a meeting of the holders of a majority of the total voting power of all issued and outstanding voting capital of the Company (the “Majority Stockholders”).

The Majority Stockholders authorized amending the Company's Certificate of Incorporation, as amended, to change the name of the Company from PowerMedChairs to Holly Brothers Pictures, Inc. (the “Name Change”).

On April 25, 2017, the Board of Directors of the Company (the “Board”) approved, and recommended to the Majority Stockholders that they approve the Name Change. On April 25, 2017, the Majority Stockholders approved the Action by written consent in lieu of a meeting, in accordance with Nevada law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Name Change.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company to notify the Stockholders of the Name Change. Stockholders of record at the close of business on April 25, 2017, are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Name Change will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about May 5, 2017. We anticipate that the Name Change will become effective on or about May 25, 2017, at such time as a certificate of amendment to our Articles of Incorporation is filed with the Secretary of State of Nevada.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors,

/s/
Chief Executive Officer

Irvine, California

April __, 2017

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about May 5, 2017.

This Information Statement contains a brief summary of the material aspects of the Name Change approved by the Board of PowerMedChairs (the “Company,” “we,” “our,” or “us”) and the Majority Stockholders.

ACTION TO BE TAKEN

SUMMARY

The Name Change will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act. In connection with the Name Change, we will request a new ticker symbol, but such request will not be processed until sixty (60) days after FINRA has announced the Name Change to the market.

We currently expect to file the Amendment on or about May 25, 2017.

REASONS

We believe that changing the name of the Company to Holly Brothers Pictures, Inc. will more accurately reflect and represent to the public the business of the Company. In connection with the name change, we intend to file with FINRA a request to obtain a new ticker symbol. Our request for a new ticker symbol, however, will not be processed until sixty (60) days after FINRA has announced our Name Change to the market.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the amendment to the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The voting power of the Company is vested in its common stock, with one vote per share.  At the Record Date, 2,710,000 shares of common stock were outstanding.

Set forth below is information concerning the ownership as of the Record Date of the common stock of the Company by the persons who were the sole shareholders to sign the shareholders’ written consent.

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Name and Address of Beneficial Owner	Beneficial Ownership	% of class (1)
Anton Yeranossian (2)
Chairman/CEO/CFO	1,500,000	55.3%
Irina Seppanen (3)	506,000	18.7%
A&A Medical Supply, LLC (4)	500,000	18.4%

Total	2,506,000	92.4%

(1)	Based on 2,710,000 shares of common stock issued and outstanding.
(2)	Anton Yeranossian, 8221 E. Washington Street, Chagrin Falls, OH 44023.
(3)	Irina Seppanen, 35595 Spatterdock Lane, Solon, OH 44139. Irina Seppanen, is the niece of Anton Yeranossian. Her father is Anton Yeranossian’s brother. Irina Seppanen was an original shareholder of Tropical PC, who owned 6,000 shares of Tropical PC before they were exchanged with PowerMedChairs.
(4)	A&A Medical Supply, LLC, an Ohio Limited Liability Company., 8221 E. Washington Street, Chagrin Falls, OH 44023. Mr. Frounz Yeranossian is beneficial owner who has the ultimate voting control over the shares held by A&A Medical Supply. He is also the father of Anton Yeranossian, who is the sole officer of PowerMedChairs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of April 25, 2017, of (i) each person known to us to beneficially own more than 5% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of April 25, 2017, there were a total of 2,710,000 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of April 25, 2017, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class (1)
Directors and Named Executive Officers:

Anton Yeranossian (2)	1,500,000	55.3%

All officers and directors as a group:	1,500,000	55.3%

5% or Greater Beneficial Owners

Irina Seppanen (3)	506,000	187%

A&A Medical Supply, LLC(4)	500,000	18.4%

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(1)	Beneficial ownership is calculated based on the 2,710,000 shares of Common Stock issued and outstanding as of April 25, 2017, together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of the Record Date hereof for each stockholder.

(2)	Mr. Yeranossian is the Chief Executive Officer and Chairman of the Company. Mr. Yeranossian’s address is 8221 E. Washington Street, Chagrin Falls, OH 44023.

(3)	Irina Seppanen, 35595 Spatterdock Lane, Solon, OH 44139. Irina Seppanen, is the niece of Anton Yeranossian. Her father is Anton Yeranossian’s brother. Irina Seppanen was an original shareholder of Tropical PC, who owned 6,000 shares of Tropical PC before they were exchanged with PowerMedChairs.

(4)	A&A Medical Supply, LLC, an Ohio Limited Liability Company., 8221 E. Washington Street, Chagrin Falls, OH 44023. Mr. Frounz Yeranossian is beneficial owner who has the ultimate voting control over the shares held by A&A Medical Supply. He is also the father of Anton Yeranossian, who is the sole officer of PowerMedChairs..

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 8221 E. Washington Street, Chagrin Falls, OH 44023, Attn: Anton Yeranossian; telephone (440) ) 543-4645.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Name Change, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

Dated: April __, 2017

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